Exhibit 21

Wholly Owned Subsidiaries and Joint Ventures

Wholly Owned Subsidiaries

Donaldson Australasia Pty. Ltd.	Ultrafilter s.d.n. Bhd.
Wyong, Australia	Selangor Darul Ehsan, Malaysia
Christchurch, New Zealand (Branch)
Donaldson, S.A. de C.V.
Ultrafilter Pty. Ltd.	Prestadora de Servicios Aguascalientes, S. de R.L de C.V
Nunwading, Australia	Aguascalientes, Mexico
Ultrafilter G..m.b.H.	Diemo S.A. de C.V.
Vienna, Austria	Guadalajara, Mexico
Donaldson Sales, Inc.	Donaldson Filtration Industrial
Barbados	S. de R.L. de C.V.
Monterrey, Mexico
Donaldson Europe, b.v.b.a.
Donaldson Coordination Center, b.v.b.a.	Donaldson Torit, B.V.
Donaldson Belgie, b.v.b.a.	Donaldson Nederland B.V.
Leuven, Belgium	Krommenie, Netherlands
Donaldson Canada, Inc.	Ultrafilter B.V.
Mississauga, Canada	Nieuwegein, Netherlands
Donaldson Far East Ltd.	Ultrafilter a.s.
Hong Kong, S.A.R., China	Moss, Norway
Shanghai Donaldson Filtration Co., Ltd.	Ultrafilter, Inc.
Shanghai, China	Mandaue City, Philippines
Donaldson (Wuxi) Filters Co., Ltd.	Donaldson Polska Sp. z.o.o.
Wuxi, China	Ultrafilter Sp. z.o.o.
Warsaw, Poland
Donaldson Czech Republic s.r.o.
Klasterec nad Ohri, Czech Republic	Ultrafilter s.r.o.
Bucharest, Romania
Ultrafilter s.r.o.
Prague, Czech Republic	Donaldson Filtration (Asia Pacific) Pte. Ltd.
Singapore
Donaldson Scandinavia a.p.s.
Horsholm, Denmark	Ultrafilter s.r.o.
Stockholm, Sweden (Branch)	Bratislava, Slovakia
Ultrafilter a.p.s	Donaldson Filtration Systems (Pty) Ltd.
Salgelse, Denmark	Cape Town, South Africa
Donaldson France, S.A.S.	DCE South Africa Pty. Ltd.
Bron, France	Ultrafilter Pty. Ltd.
Alrode, South Africa
Tecnov Donaldson, S.A.S.
Domjean, France

Ultrafilter S.A.S.	Donaldson Korea Co., Ltd.
Vigny, France	Seoul, South Korea
Donaldson G.m.b.H.	Donaldson Iberica Soluciones
Torit DCE G.m.b.H.	en Filtracion, S.L.
Dulmen, Germany	Barcelona, Spain
Ultrafilter International A.G.	Donaldson Filtros Iberica S.L.
Haan, Germany	Madrid, Spain
Taipei, Taiwan (Branch)
Bangalore, India (Branch)	Ultrafilter S.L.
Terrassa, Spain
Ultrafilter G.m.b.H.
Donaldson Deutcheland Holding G.m.b.H.	Donaldson Schweiz G.m.b.H.
Quality Air G.m.b.H.	Aarau, Switzerland
Ultra Air G.m.b.H.
Haan, Germany	Ultrafilter International A.G.
Zug, Switzerland
Ultratroc G.m.b.H.
Flensburg, Germany	Ultrafilter A.G.
Zurich, Switzerland
Ultrafilter Kft.
Budapest, Hungary	Ultrafilter Ltd.
Nothaburi, Thailand
Donaldson India Filter Systems Pvt. Ltd.
New Delhi, India	Donaldson Filter Components Ltd.
Hull, United Kingdom
P.T. Donaldson Systems Indonesia
P.T. Ultrafilter	DCE Donaldson Ltd.
Jakarta, Indonesia	DCE Ltd.
DCE Group Ltd.
Donaldson Italia s.r.l.	Leicester, United Kingdom
Ostiglia, Italy
Ultrafilter Ltd.
Nippon Donaldson Ltd.	Tamworth, United Kingdom
Tokyo, Japan
Donaldson Luxembourg S.a.r.l.
Luxembourg
Joint Ventures
Advanced Filtration Systems, Inc.
Champaign, Illinois
P.T. Panata Jaya Mandiri
Jakarta, Indonesia
Rashed Al-Rashed & Sons —
Donaldson Company Ltd.
Dammam, Saudi Arabia
Ultrafilter (India) Pvt. Ltd.
Bangalore, India